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                                  EXHIBIT 11.1

                     COMPUTATION OF BASIC EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      Three Months Ended           Six Months Ended
                                                            March 31                   March 31
                                                     ---------------------       ---------------------
                                                      1999          1998          1999          1998
                                                     -------       -------       -------       -------
Weighted average number of
shares outstanding ...........................        16,820        16,086        16,668        16,039
                                                     =======       =======       =======       =======

Net income ...................................       $ 6,504       $ 4,036       $11,427       $ 7,691
                                                     =======       =======       =======       =======

Basic earnings per share .....................       $  0.39       $  0.25       $  0.69       $  0.48
                                                     =======       =======       =======       =======